Exhibit 99.1

CERTICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-Q of Archer-Daniels-Midland Company (the "Company") for the quarter ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, G. A. Andreas, Chairman and Chief Executive of the Company, certify that:

    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

G. A. Andreas

Chairman and Chief Executive

November 12, 2002